                                                                  Exhibit 10.11
[FOX LOGO]
                                                                   P.O. Box 900
                                           Beverly Hills, California 90213-0900
                                          Phone 310 369 2998 * Fax 310 369 4241
TWENTIETH CENTURY FOX
LICENSING & MERCHANDISING
A UNIT OF FOX FILMED ENTERTAINMENT

                       MERCHANDISING LICENSE AGREEMENT

                                                        No. 6814

Agreement dated as of July 15, 1997, between Twentieth Century Fox Licensing and Merchandising, a unit of Fox Inc. ("Fox"), as Administrator for Twentieth Century Fox Film Corporation ("Trademark Licensor"), and Littlefield, Adams and Co., a New Jersey corporation ("Licensee").

                                  SCHEDULE

A. "PROPRIETARY SUBJECT MATTER": The "Proprietary Subject Matter": shall consist of:
(1) artwork depicting one or more of the characters and other distinctive creative elements appearing in the television series entitled "KING OF THE HILL" {the "Property"); and (2) the title logo of the Property ("Trademark").

B. "LICENSED ARTICLES": The "Licensed Articles" shall consist of Adults' and childern's T-shirts, sweatshirts and tank tops and boy's and men's underwear consisting of boxer shorts, all utlizing the Proprietary Subject Matter.

C. "DISTRIBUTION OUTLETS": The term "Distribution Outlets" shall mean the market(s) in which Licensee is authorized to sell and/or distribute the Licensed Articles and shall include national and regional "mass market" retail outlets (such as K-Mart, Wal-Mart, Target, Hills, Ames and Caldor).

D. "TERM":

1. "Term": The "Term" will commence on September 1, 1997 and expire on December 31, 2000.

2. "Earliest Commencement Date": Licensee agrees that it shall not sell or offer to sell any Licensed Articles to the public (or permit any third party to do so) earlier than March 1, 1998 ("Earliest Commencement Date"); provided, however, that upon notice from Fox which shall be rendered not later than November 15, 1997 the Earliest Commencement Date shall be deferred until August 1, 1998.

3. "Latest Commencement Date": Subject to the limitations and conditions contained in Paragraphs 2. and 11. of the Standard Terms and Conditions attached hereto, Licensee agrees to commence in good faith to manufacture, distribute and sell the Licensed Articles within 60 days following the Earliest Coimmencement Date ("Latest Commencement Date").

E. "LICENSED TERRITORY": The ."Licensed Territory" is the United States, its territories and possessions and the Commonwealth of Puerto Rico (including U.S. military bases and PX's worldwide).

F. "ROYALTY":  The "Royalty" is 10% of 100% of Net Sales.

K2022V01.JMF 09-25-97
Merchandising License Agreement #6814
"KING OF THE HILL"/Littlefield, Adams & Co.

G. "ADVANCE"/"GUARANTEE":   Licensee shall pay Fox a minimum Royalty hereunder
of US$100,000 ("Guarantee"), which sum shall be due and payable in accordance with the following schedule (to the extent not previously paid pursuant to Section F. above).

1. $20,000  on or before June 30, 1998;

2. $40,000 on or before June 30, 1999; and

3. $40,000 on or before June 30, 200.

H. "PRODUCT LIABILITY INSURANCE": The amount of bodily injury coverage under product liability insurance is US$1,000,000.

1. "TRADEMARK AND COPYRIGHT NOTICES":

             TM & C 1997 Twentieth Century Fox Film Corporation
                             All rights reserved

J. "SERVICE OF PROCESS": Licensee hereby agrees that service of process by certified mail to the address set forth below, with return receipt requested, shall constitute valid service of process. If Licensee has moved or for any reason cannot be validly served, than Licensee appoints the Secretary of State of the State of California to accept service of process on Licensee's behalf.

K. "SPECIAL PROVISIONS":

1. Approvals: The Licensed Articles and any and all related packaging, advertising and promotional materials shall be subject to the prior approval of Fox in the following stages of production (including any revisions made during each stage of production):

a. Licensed Articles: i) pencil concepts, ii) color concepts, iii) strike-off or preproduction samples, and iv) production samples, respectively.

b. Collateral Materials: i) pencil concepts, ii) color concepts, iii) color comp/final art, iv) cromalin samples, and v) final samples, respectively.

In the event of any disagreement or inconsistency between the approval stages referenced above and those set forth in the Standard Terms and Conditions attached hereto, the former shall control.

2. Trade Show Exhibition:   Approved prototypes of the Licensed Articles will
be prominently exhibited by Licensee at the MAGIC apparel trade convention to be held in Las Vegas, Nevada, in August 1997.





K2022V01.JFM 09-25-97
Merchandising License Agreement #6814
"KING OF THE HILL"/Littlefield, Adams & Co.

================================================================================
By signing in the spaces provided below, the parties have agreed to all of the terms and conditions contained in the above Schedule and the attached Standard Terms and Conditions. This Agreement shall consist of the above Schedule, the attached Standard Terms and Conditions and any rider making specific reference to this Agreement attached hereto and separately signed by authorized representatives of Licensee, Fox and Trademark licensor.

LITTLEFIELD, ADAMS & CO
            ("Licensee")

By  /s/  Mike Balber
     ----------------------------------
     Its Executive Vice President

Date:  November 20, 1997
     ----------------------------------


TWENTIETH CENTURY FOX LICENSING
MERCHANDISING, A UNIT OF FOX INC. ("Fox"),
AS ADMINISTRATOR FOR TWENTIETH
CENTURY FOX FILM CORPORATION
("Trademark Licensor")

By  /s/  Jamie Samson
--------------------------------------
Its Senior Vice President

Date:  11/21/97
--------------------------------------


Licensee's Address:
     6262 Executive Boulevard
     Huber Heights, Ohio 45424

Attention:   David Simmonds

Telephone:   206/618-0330

Telecopier:  206/861-8883

Fox's Mailing Address:
     Twentieth Century Fox Licensing and Merchandising
     P.O. Box 900
     Beverly Hills, California 90213
     Attention: Contracts Administrator

K1992V02.JMF  08-07-97
Fox's Messenger Address:
     Twentieth Century Fox Licensing and Merchandising
     2121 Avenue of the Stars, Suite 500
     Los Angeles, California 90067
     Attention: Contracts Administrator

Telecopier:   (310) 369-2939

K2022V01.JMF 09-25-97
Merchandising License Agreement #6814
"KING OF THE HILL"/Littlefield, Adams & Co.

                        STANDARD TERMS AND CONDITIONS
                        -----------------------------

1. GRANT OF LIMITED LICENSE: Fox and Trademark Licensor grant to Licensee and Licensee accepts the non-transferrable, non-assignable right (without the right to grant sub-licenses) to utilize the Proprietary Subject Matter solely on or in connection with the manufacture by Licensee (or an approved third party manufacturer) of the Licensed Articles and the sale by Licensee of the Licensed Articles solely in the Licensed Territory during the Term, all as defined above.

2. TERM: The "Term" as defined is Section D.1. of the Schedule shall expire on the date set forth in such section unless sooner terminated as provided herein. Licensee shall comply with the exploitation dates set forth in Sections D.2. and D.3. of the Schedule and shall not advertise to the trade or manufacture or ship Licensed Articles prior to receiving a fully executed copy of this Agreement. Licensee shall not advertise, promote or otherwise market Licensed Articles to the public (or permit any third party to do so) earlier than the date which is 30 calendar days prior to the Earliest Commencement Date set forth above.

3. LICENSED TERRITORY: The "Licensed Territory" is set forth above. Licensee agrees that it will not make or authorize other parties to make any use, direct or indirect, of the Proprietary Subject Matter in any other geographical area and Licensee will not knowingly sell Licensed Articles to third parties who intend or are likely to resell them outside the Licensed Territory, and will take all necessary precautions against resale to the extent permitted by law.

4. "ROYALTY", STATEMENTS AND PAYMENTS: Licensee shall pay to Fox in U.S. dollars a "Royalty" on the Net Sales in the amount stated above. "Net Sales" shall mean Licensee's gross sales less only the sum of actual cash discounts, quantity discounts and freight discounts and actual returns for damaged or defective Licensed Articles, the aggregate of such discounts and returns not to exceed 5% of gross sales during any accounting period. The Royalty shall accrue and be due and payable to Fox when Licensed Articles are sold, shipped, distributed, billed and/or paid for, whichever comes first. Royalty statements (which statements shall be on forms to be furnished to Licensee by Fox or shall be prepared in a manner or containing content dictated by Fox) and payments shall be made within 30 calendar days after the close of each calendar quarter. Royalty statements shall be rendered quarterly regardless of whether Royalties ate actually due and payable for such calendar quarter. If Fox does not receive the applicable Royalty payment on or before the thirtieth calendar day of any quarter, Licensee shall agree to pay interest with respect to any Royalties owed Fox at the lower of (a) the maximum rate allowed by law or (b) the rate of 1 1/2% per month, computed from the original due date until paid. Neither the acceptance of any payment or Royalty statement nor the deposit of any check shall preclude Fox from questioning the correctness of such payment of Royalty statement at any time. Licensee shall keep accurate and complete books and records as they relate hereto for the greater of 6 years or 2 years from the termination or expiration of the Term. On reasonable notice, Fox shall have the right to examine said books and records. If any audit discloses that the Licensee owes Royalties to Fox in excess of 5% of the Royalties previously paid, Licensee shall pay the audit costs.

5. "GUARANTEE": The minimum amount of Royalties, including the Advance, shall not be less than the Guarantee stated above. Licensee shall pay to Fox an amount equal to that portion of the Guarantee not previously paid pursuant to Paragraphs 4. and 5. above in accordance with the payment schedule set forth in Section G. of the Schedule.

6.     COPYRIGHT AND TRADEMARK:

(a) Ownership: Employees for Hire: Licensee recognizes the unique value of the Proprietary Subject Matter and the good will associated therewith and the secondary meaning that the Proprietary Subject Matter and associated good will have acquired in the mind of the public. Licensee acknowledges that Licensee's use of the Proprietary Subject Matter shall not confer or imply a grant of rights, title or interest in the Proprietary Subject Matter or good will associated therewith and all ownership of copyrights, trademarks and other rights in the Proprietary Subject Matter and in all artwork, packaging, copy, literary text, advertising and promotional materials of any sort utilizing

K2022V01.JMF 09-25-97
Standard Terms and Conditions
Merchandising License Agreement #6814
"KING OF THE HILL"/Littlefield, Adams & Co.

the Proprietary Subject Matter, including all such materials developed by Licensee and the good will pertaining thereto ("Copyrighted Materials"), shall be and at all times remain in the name of Fox and Trademark Licensor. All Copyrighted Materials shall constitute "works made for hire" within the meaning of the Copyright Act of 1976, as amended, and all such Copyrighted Materials shall be deemed transferred and assigned to Fox and/or Trademark Licensor promptly upon creation without any further action by any party hereto. All Copyrighted Materials shall be prepared by an employee-for-hire of Licensee under Licensee's sole supervision, responsibility and monetary obligation. If third parties who are not employees of Licensee contribute to the creation of the Copyrighted Materials, Licensee shall obtain from such third parties, prior to commencement of work, a full written assignment of rights so that all right, title and interest in the Copyrighted Materials, throughout the universe, in perpetuity, shall vest in Fox.

(b) Notices: All Licensed Articles and Copyrighted Materials shall bear the copyright notice set forth in the Schedule and the following trademark notices and any other legal notices which Fox and/or Trademark Licensor may from time to time require:

(i)   The designation TM in close proximity to the trademark, and

(ii)  "TM designates a trademark of Twentieth Century Fox Film Corporation."

(c) Protection of Copyrights, Trademarks and Good Will: Licensee agrees to assist Fox and/or Trademark Licensor, at Fox and/or Trademark Licensor's request and expense, in procuring and maintaining the rights of Fox and Trademark Licensor in the Proprietary Subject Matter (including trademark and copyright). In connection therewith, Licensee agrees to execute and/or deliver to Fox and Trademark Licensor in such form as Fox and/or Trademark licensor may reasonably request all instruments necessary to affectuate copyright and trademark protection or to record Licensee as a registered user of any trademarks or to cancel such registration. If Licensee fails to execute any such instruments, Licensee appoints Fox as its attorney-in-fact to do so on Licensee's behalf. Fox and Trademark Licensor make no warranty or representation that registered copyright or trademark protection shall be secured in the Proprietary Subject Matter. Fox shall control absolutely all infringement litigation brought against third parties involving or affecting the Proprietary Subject Matter and Fox may join Licensee as a party thereto at Fox's expense.

7.    INDEMNIFICATIONS:

(a) By Fox: Fox agrees to indemnify and hold harmless Licensee from and against any final judgments arising solely out of Licensee's use of the Proprietary Subject Matter as authorized hereunder, provided that Licensee gives Fox prompt notice of all claims or suits relating to such use. Fox shall have the option to undertake and control the defense and settlement of any such claims or suit and if Fox fails to undertake such defense, Fox shall reimburse Licensee for reasonable attorneys' fees incurred by Licensee in its defense of such claim or suit.

(b) By Licensee: Licensee agrees to indemnify and hold harmless Fox, Trademark Licensor and their respective successors, assigns, parents, subsidiaries, affiliates and co-ventures and all other parties associated with the Proprietary Subject Matter, and their respective directors, officers, employees and agents from and against all claims, damages, losses, liabilities, suits and expenses (including reasonable attorneys' fees) arising out of or in connection with the Licensed Articles or their manufacture, packaging, distribution, promotion, sale or exploitation (except with respect to those matters against which Fox has agreed to indemnify Licensee hereunder). Fox and Trademark Licensor shall have the right to defend any such action or proceeding with counsel of their choice at Licensee's cost and expense.

8. PRODUCT LIABILITY INSURANCE: Licensee shall obtain and maintain at its own expense product liability insurance from a qualified insurance carrier, in the amount set forth in Section H. of the Schedule for bodily injury and $100,000 for property damage, naming Fox and Trademark Licensor as additional named insureds under said policy. The policy shall be non-cancelable except after 10 calendar days' prior written notice to Fox. Licensee shall furnish Fox with a copy of such policy within 30 calendar days after signature of this Agreement by Fox.

K2022.JMF 09-25-97
Standard Terms and Conditions
Merchandising License Agreement #6814
"KING OF THE HILL"/Littlefield, Adams & Co.

9. MATERIALS SUPPLIED/APPROVALS/SAMPLES/INSPECTION/PRODUCT SAFETY: Fox will make available to Licensee either (a) certain photographic material and artwork with respect to the Property up to a value of US$250, or (b) one style guide with respect to the Property (collectively "Materials Supplied"). Any additional Materials Supplied (including additional style guides) shall be purchased by Licensee from Fox at Fox's cost. All prototypes of Licensed Articles and of all artwork, copy, packaging, literary text, advertising and promotional materials, including the quality and style thereof, shall at all stages of production be subject to Fox's prior written approval before manufacture, sale or distribution. If Licensee fails to submit creative designs for Fox's approval within 30 calendar days of Licensee's receipt of artwork from Fox, then Fox shall have the right to terminate the Agreement forthwith upon notice to Licensee. If final artwork approval has not occurred within 60 calendar days following the date of first submission of such artwork or by the Latest Commencement Date, whichever is earlier, due to Licensee's failure to meet quality standards as dictated by Fox, then this Agreement shall automatically terminate on such date. Before selling or distributing the Licensed Articles, Licensee shall furnish and ship to Fox, at Licensee's expense, 36 samples of each Licensed Article, including all packaging and materials, and 6 samples of all advertising and promotional materials related thereto. After such samples have been approved by Fox, Licensee shall not depart therefrom without Fox's prior written approval. Thereafter, within 30 calendar days following the close of each calendar quarter during the Term, Licensee shall furnish and ship to Fox, at Licensee's expense, one representative sample of each Licensed Article together with its packaging to enable Fox to determine whether Licensee is maintaining quality control. Licensee shall permit Fox to purchase additional Licensed Articles, in quantities designated by Fox , at the lowest wholesale price offered buy Licensee to any third party therefor, on which no royalties shall be payable to Fox. Licensee will permit Fox at all reasonable times to inspect site of production of the Licensed Articles. Licensee warrants and represents that all Licensed Articles shall be of merchantable quality, shall not deviate from approved prototypes, shall not be derogatory of the Proprietary Subject Matter and shall be safe for public use. Licensee shall comply with all applicable laws and regulation and will observe all safety standards in the manufacture and sale of the Licensed Articles.

10.  EXCLUSIVITY:  RESTRICTIONS ON AND MANNER OF EXPLOITATION:

(a) Exclusivity: Fox shall not be prevented from granting third parties the right to use the Proprietary Subject Matter in any manner whatsoever.

(b) Premiums/Promotional Arrangements: The use of the Licensed Articles as premiums, promotional tie-in and any other secondary use of the Licensed Articles is not licensed hereunder; such rights are reserved by Fox and may be exercised by Fox concurrently herewith.

(c) Restrictions on and Manner of Exploitation: The Proprietary Subject Matter shall not be used in conjunction with any other licensed name, character, symbol, design, likeness or literary or artistic material, unless any such use is expressly permitted in writing by Fox. In no event shall the Licensed Articles be packaged for sale or distribution with other articles. The Licensed Articles shall be sold and distributed in commercial quantities and commercially reasonable assortments, sufficient to meet public demand, at competitive prices, only to jobbers, wholesalers and distributors for sale and distribution to retail stores and to retail stores for direct sale to the public, and not as close-outs or on an approval or consignment basis and not through "direct response" channels (e.g., radio, television (including television home shopping networks), print, direct mail).

(d) Reservation by Fox: Fox makes no representation or warranty as to the amount of gross sales or profits Licensee will derive from the rights licensed hereunder or that the Proprietary Subject Matter will appear or continue to appear in or as part of any program, motion picture or other work or that any such work will be or continue to be exploited. Fox may from time to time, at any time, delay, discontinue, resume or change any present or future use of the Proprietary Subject Matter and/or the Property. The name and/or likeness of any performer connected with the Property shall not be included within the definition of the Proprietary Subject Matter and the use thereof is not licensed herein unless otherwise specifically provided or approved in writing by Fox. If name and/or likeness rights are granted to Licensee, and Fox is required to remove such name and/or likeness from the license granted herein, Licensee shall stop using the same immediately upon notice from Fox.


K2022V01.JMF 09-25-97
Standard Terms and Conditions
Merchandising License Agreement #6814
"KING OF THE HILL"/Littlefield, Adams & Co.

11.  EVENTS OF DEFAULT; TERMINATION:

(a) Bankruptcy: If Licensee's liabilities exceed its assets, or if Licensee becomes unable to pay is debts as they become due, or files or has filed against Licensee a petition in bankruptcy, reorganization or for the adoption of an arrangement under any present or future bankruptcy, reorganization or similar law (which petition if filed against Licensee shall not be dismissed within 30 calendar days from the filing date), or if Licensee makes an assignment for the benefit of its creditors or is adjudicated as bankrupt, or if a receiver or trustee of all or substantially all of the Licensee's property is appointed, or if Licensee discontinues its business, this Agreement shall automatically terminate forthwith without notice to Licensee.

(b) Transfer or Change of Control: If a substantial portion of the assets or controlling stock in Licensee's business is sold or transferred, or if there is a substantial change in Licensee's management, or if Licensee's property is expropriated, confiscated or nationalized by any government or if any government assumes defacto control of Licensee's business, in whole or in part, Fox may terminate this Agreement upon 30 calendar days' notice to Licensee.

(c) Failure to Pay the Advance: If Licensee fails to pay the Advance within 10 business days following the return to Licensee of this Agreement duly signed by Fox, then this Agreement shall automatically terminate forthwith without notice to Licensee.

(d) Failure to Exploit: If, during any calendar quarter, Licensee fails to sell, manufacture and/or distribute commercially reasonable quantities of any Licensed Articles, Fox may terminate this Agreement as to such Licensed Articles and/or Licensed Territory, either in whole or in part, by notice to Licensee from Fox.

(e) Other Breaches: If Licensee fails to perform any of its obligations hereunder, Fox may terminate this Agreement upon 10 calendar days' notice, unless Licensee cures any such breach within said 10 calendar days and gives notice to Fox thereof within that period, provided, however, that there shall be no cure period for the Licensee's failure to adhere to the approval process for Licensed Articles as set forth in Paragraph 10. above.

(f) Effect of Termination: Upon expiration or termination of this Agreement, Licensee shall (i) immediately stop in all respects the manufacture, sale and distribution of Licensed Articles and shall within 30 calendar days send Fox a complete inventory report and accounting with payment of all Royalties (including any unpaid portions of the Guarantee); and (ii) at Fox's election either (A) deliver to Fox all molds, printing plates, artwork, films, silk screens (including any remaining Materials Supplied) and any and all other materials which reproduce any aspect of the Property ("Production Materials"), or (B) give Fox satisfactory evidence of their destruction. Fox shall have the right to enter the premises where the Licensed Articles are located to verify such inventory statement and/or take possession of and remove any remaining Production Materials. Licensee's refusal to cooperate shall cause the forfeiture of any sell-off rights Licensee may have. Upon expiration or termination, Licensee shall have no further right to exercise the rights licensed hereunder or otherwise acquired in relation to this Agreement. Licensee agrees that its failure to stop in all respects the manufacture, sale and/or distribution upon expiration or termination of this Agreement will result in immediate irreparable damage to Fox for which there is no adequate remedy at law, and in the event of such failure by Licensee, Fox shall be entitled to injunctive relief. Fox shall be entitled to recover from Licensee, in addition to any other remedies in the event of default, reasonable attorneys' fees, costs and expenses, including collection agency fees incurred by Fox in the enforcement of the provisions hereof. Fox's exercise of any of the forgoing remedies shall not operate as a waiver of any other rights or remedies which Fox may have.

(g) Sell-off Rights: Upon expiration of the Term, Licensee shall have a period of 90 calendar days in which to sell off previously manufactured Licensed Articles, on a non-exclusive basis, subject to Licensee's obligation to pay Royalties on and account to Fox for such sales. Upon expiration of the sell-off period, all remaining Licensed Articles shall upon Fox's option be sold to Fox at Licensee's direct cost of manufacture, excluding overhead, or Licensee shall destroy the Licensed Articles and furnish Fox with a sworn certification of destruction.


K2022V01.JMF 09-25-97
Standard Terms and Conditions
Merchandising License Agreement #6814
"KING OF THE HILL"/Littlefield, Adams & Co.

12. CONFIDENTIALLY: Licensee acknowledges that in connection with Licensee's exploitation of the Licensed Articles, Licensee may acquire confidential information from Fox and/or Trademark Licensor. Licensee agrees not to utilize any such information except as expressly permitted hereunder or to disclose to others any such information without Fox and/or Trademark Licensor's prior written consent. Any materials embodying such confidential information shall be returned to Fox and/or Trademark Licensor upon expiration or termination of this Agreement, or earlier if so requested by Fox and/or Trademark Licensor


13.  MISCELLANEOUS:

(a) Notices: All notices and statements shall be in writing and shall together with any payments be personally delivered or sent postage prepaid to the intended party at the address set forth on the signature page of this Agreement (unless notification of a change of address is given in writing). The date of mailing of a notice or statement shall be deemed the date the notice is given or statement rendered.

(b) Waiver, Modification: The terms of this Agreement may not be waived or modified except by an agreement in writing executed by the parties hereto. The waiver by Fox and/or Trademark Licensor of any breach of this Agreement by Licensee must be in writing and shall not be deemed to be a waiver of any prior or succeeding breach.

(c) Relationship of the Parties: Nothing herein contained shall be construed to place the parties in the relationship of partners or joint ventures and Licensee shall have no power to obligate or bind Fox or Trademark Licensor in any manner whatsoever. Subject only to Paragraph 7.(a) hereof, Licensee acknowledge that it has no recourse against Fox and/or Trademark Licensor as a result of any claims, damages, suits and/or expenses (including attorneys' fees) arising out of or in connection with Licensee's use of the Proprietary Subject Matter.

(d) No Assignment: The rights and obligations of Licensee under this Agreement are personal to Licensee and may not be assigned, mortgaged, sublicensed or otherwise transferred or encumbered by Licensee or by operation of law. Any perported assignment or other transfer by Licensee of any rights granted to Licensee under this Agreement shall be void and of no effect.

(e) Governing Law/Jurisdiction/Service of Process: This agreement shall be construed in accordance with the laws of the State of California applicable to agreements executed and to be wholly performed in Los Angeles County, California. The parties hereto agree that any suit, action or proceeding arising out of or related to this Agreement may be instituted and prosecuted in the United Stated District Court for the Central District of California or in any court of competent jurisdiction of the State of California, and the parties hereto irrevocably submit to the jurisdiction of said courts and waive any rights to object to or challenge the appropriateness of said forums. Service of process shall be in accordance with the laws of the State of California.

(f) Reserved Rights: Fox and Trademark Licensor reserve all rights not expressly granted herein.

(g) Captions: Captions of paragraphs and quotation marks appearing herein are inserted for reference and convenience only and do not define the scope or intent of any provision hereof.

(h) Binding Agreement: Licensee shall have no rights hereunder and neither Fox nor Trademark Licensor shall be bound hereby unless and until this Agreement has bee accepted in writing by Fox at its corporate headquarters in Los Angeles. If Fox does not accept this Agreement, the parties shall be released from all liability and this document shall be of no force and effect.

(i) Limitation of Actions: No legal action shall be brought by Licensee under this Agreement unless commenced within 12 months from the date the cause of action arose.

(j) Entire Agreement: There are no representations, warranties or covenants other than those set forth in this Agreement which sets forth the entire understanding among the parties hereto.

K2022V01.JMF 09-25-97
Standard Terms and Conditions
Merchandising License Agreement #6814
"KING OF THE HILL"/Littlefield, Adams & Co.

[FOX LOGO]                                                         P. O. Box 900
                                           Beverly Hills, California  90213-0900
                                         Phone 310 369 1000  *  Fax 310 369 2939


                     APPROVAL OF MANUFACTURER AGREEMENT

AGREEMENT, dated as of                   between TWENTIETH CENTURY FOX
LICENSING AND MERCHANDISING, a unit of Fox Inc. ("Fox"), as Administrator for Twentieth Century Fox Film Corporation, 2121 Avenue of the Stars, Suite 500, Los Angeles, California 90067 U.S.A. (mailing address: P.O. Box 900, Beverly
Hills, California 90213 U.S.A.) and               ("Company"), located at


1.  RIGHTS GRANTED:  Reference is made to that certain Merchandising License
Agreement dated as of                               ("Agreement") between Fox
and                                 ("Licensee") under which Licensee was
granted the right to manufacture, sell and distribute certain articles of merchandise specified therein ("Licensed Articles") relating to characters, designs, physical characteristics and visual representations with respect to
the [television series][theatrical motion picture] entitled "              ",
identified as the "Property" in Section A. of the Schedule to the Agreement. Licensee has advised Fox that Licensee desires to use the services of Company to manufacture certain Licensed Articles, utilizing the Property and Licensee therefore accepts the same responsibility for the actions of Company, as if Company were fully owned and controlled by Licensee. Subject to the terms and conditions hereof, Fox hereby grants its approval of Company to act for Licensee as the manufacturer of ("Specified Licensed Articles").

2. OBLIGATIONS OF COMPANY: Company hereby agrees, in exercising the rights granted herein, that:
(a) Company shall only manufacture the Specified Licensed Articles as and when directed by Licensee;

(b) Company shall not supply the Specified licensed Articles to any person, firm, corporation or business entity other than Licensee;

(c) Company shall not assign or license, in any manner whatsoever, the rights granted to Company with respect to the Specified Licensed Articles; and

(d) Fox remains the owner of all molds, printing plates, artwork, films, silkscreens and any and all other materials used in the development or production of the Specified Licensed Articles which reproduce any aspect of the Proprietary Subject Matter or the Property ("Production Materials"), whether developed by Fox, Company, Licensee or any other party. Company and Licensee agree that Fox shall have the right to (i) receive all production Materials from Company upon written request by Fox, or (ii) receive satisfactory evidence of destruction of Production Materials, or (iii) enter the premises where Specified Licensed Articles are stored or manufactured to take inventory of, witness the destruction of or take possession of and remove any specified Licensed Articles and/or Production Materials.

By signing in the spaces provided below, the parties hereto have accepted and agreed to all of the terms and conditions hereof.


FM027V01.JMF 10-19-95
Approval of Manufacture Agmt

                         A NEWS CORPORATION COMPANY

ACCCETPED AND AGREED:

----------------------------------------
                             ("Company")

By
----------------------------------------
Its

Date:

----------------------------------------


THIS IS BEING SIGNED BY TWENTHIETH
CENTURY FOX LICENSING AND
MERCHANDISING AT OUR REQUEST
AND WITH OUR APPROVAL

----------------------------------------
                            ("Licensee")

----------------------------------------

By
----------------------------------------
Its

Date:
----------------------------------------


TWENTIETH CENTURY FOX LICENSING AND
MERCHANDISING, A UNIT OF FOX INC., AS
ADMINISTRATOR FOR TWENTIETH
CENTURY FOX FILM CORPORATION ("Fox")

By
----------------------------------------
Its Senior Vice President

Date:
----------------------------------------









FM027V01.JMF 10-19-95
Approval of Manufacture Agmt

[FOX LOGO]                                                            [FOX LOGO]
                LICENSING & MERCHANDISING, A UNIT OF FOX INC.
          NOTE THIS FORM MUCT BE SUBMITTED WHEN DUE WHETHER OR NOT
                      THEREWERE ANY SALES IN THE PERIOD
--------------------------------------------------------------------------------
                  LICENSING STATEMENT OF ROYALTIES PAYABLE
--------------------------------------------------------------------------------
Property                                    Contact Number
         -------------------------                        ----------------------
Licnesee Name                               Period Beginning
             ---------------------                          --------------------
Territory                                   Period Ending
         -------------------------                       -----------------------


-----------------:--------------------------------------:--------:-----------------:------------:----------------:-------------:
-----------------:--------------------------------------:--------:-----------------:------------:----------------:-------------:
Stock or Catelog :              Description             : Unit   :   Gross Sales   :   Returns -  Allowable Only :             :
    Number       : (Include List of Characters Per Item): Price  : Qty    Amount $ :     Qty    :     Amount $   :   Net Sales :
-----------------:--------------------------------------:--------:-----------------:------------:----------------:-------------:
-----------------:--------------------------------------:--------:-----------------:------------:----------------:-------------:
-----------------:--------------------------------------:--------:-----------------:------------:----------------:-------------:
-----------------:--------------------------------------:--------:-----------------:------------:----------------:-------------:
-----------------:--------------------------------------:--------:-----------------:------------:----------------:-------------:
-----------------:--------------------------------------:--------:-----------------:------------:----------------:-------------:
-----------------:--------------------------------------:--------:-----------------:------------:----------------:-------------:
-----------------:--------------------------------------:--------:-----------------:------------:----------------:-------------:
-----------------:--------------------------------------:--------:-----------------:------------:----------------:-------------:
-----------------:--------------------------------------:--------:-----------------:------------:----------------:-------------:
-----------------:--------------------------------------:--------:-----------------:------------:----------------:-------------:
-----------------:--------------------------------------:--------:-----------------:------------:----------------:-------------:

                                                                 :------------------------------:----------------:-------------:
                                                                 : Total Net Sales              :                :             :
                                                                 :------------------------------:----------------:-------------:
    Mail To:    Fox Inc.                                         : Royalty Rate -          %    :                :             :
                Twentieth Century Fox Licensing                  :------------------------------:----------------:-------------:
                 & Merchandising                                 : Royalty Earned               :                :             :
                Attention: Sam Eskenazi                          :------------------------------:----------------:-------------:
                P.O. Box 900                                     : Royal Payment Check Enclosed :                :             :
                Beverly Hills, CA  90213                         :------------------------------:----------------:-------------:
                                                                 : Less Advance Royalty Balance :                :             :
                                                                 :------------------------------:----------------:-------------:
                                                                 : New Advance Royalty Balance  :                :             :
                                                                 :------------------------------:----------------:-------------:


--------------------------------------------------------------------------------

This report is based on our books and records and is to the best of my knowledge true, correct and complete for the period stated and complies with all contractual requirements.

Please type or print name                        Title
                         ------------------           --------------------------
Signature                                        Date
         ----------------------------------          ---------------------------

--------------------------------------------------------------------------------